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Exhibit 10.40

STOCK PURCHASE AGREEMENT

        This STOCK PURCHASE AGREEMENT (this "Agreement") is made as of August 27, 2007, between Robert Luciano, an individual ("Seller") and Bally Technologies, Inc., a Nevada corporation ("Bally").

RECITALS

        WHEREAS, Seller is an executive officer of Bally and has been unable to dispose of any of his shares of Bally's common stock, par value $0.10 per share (the "Common Stock"), for an extended period of time because Bally has not been current in its quarterly and annual filings with the Securities and Exchange Commission.

        WHEREAS, Seller has been desirous of selling a portion of his Common Stock in order to gain necessary liquidity.

        WHEREAS, Seller desires to sell to Bally a to be determined number of shares (the "Shares") of Common Stock having an aggregate purchase price equal to Six Million Dollars ($6,000,000) (the "Aggregate Purchase Price").

        WHEREAS, Bally is willing to buy the Shares from Seller for the Aggregate Purchase Price, subject to the terms and conditions of this Agreement.

        WHEREAS, the purchase price for each Share (the "Per Share Purchase Price") will be determined by calculating the average per share closing price of Bally's common stock on the New York Stock Exchange for the three business days immediately prior to the Closing Date.

        WHEREAS, the total number of Shares sold pursuant to this Agreement will be determined by dividing the Aggregate Purchase Price by the Per Share Purchase Price and rounding down to the nearest whole number.

        NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, Bally and Seller hereby agree as follows:

AGREEMENTS

        1.    Purchase and Sale of Shares.    Subject to the terms and conditions of this Agreement, Seller shall hereby sell, and Bally shall hereby purchase, on the Closing Date (as defined below) the Shares in consideration for the payment of the Aggregate Purchase Price.

        2.    Purchase Price.    The closing of the transaction contemplated herein (the "Closing") shall take place on October 15, 2007 (the "Closing Date") at 9:00 a.m. Pacific Time, at the offices of Bally or at such other time or place as the parties may mutually agree in writing. At the Closing, Seller shall transfer the Shares by delivering to Bally certificates representing the Shares duly endorsed for transfer, and Bally shall pay Seller the Aggregate Purchase Price by check or by wire transfer in immediately available funds to the bank account designated in the wire transfer instructions attached hereto as Exhibit A.

        3.    Deliveries.

          (a)   On or prior to the Closing Date, Seller shall deliver to Bally (i) to the extent certificates were ever issued for the Shares, the certificates evidencing the Shares or a lost certificate affidavit signed by Seller, (ii) an executed Assignment Separate From Certificate substantially in the form attached hereto as Exhibit B and (iii) an executed Spousal Consent in the form attached hereto as Exhibit C.

          (b)   Contemporaneously with delivery by Bally of the Aggregate Purchase Price pursuant to Section 2, Bally and Seller shall deliver to each other counterparts of a Cross-Receipt in the form attached hereto as Exhibit D.

        4.    Representations and Warranties of Seller.    Seller represents and warrants to Bally as follows:

          (a)   Seller is the current sole owner of all right, title and interest in the Shares and holds the Shares free and clear of all liabilities, liens, encumbrances, pledges, voting trusts or shareholder agreements, restrictions on transfer, preemptive rights, rights of first refusal or other charges (collectively, "Liens"). Upon transfer of the Shares from Seller to Bally, Bally will acquire good and marketable title to the Shares, free and clear of any Liens.

          (b)   To the knowledge of Seller, no consent, approval, order or authorization of, or registration, declaration or filling with, any governmental entity or other third party is required by or with respect to Seller in connection with the execution and delivery of this Agreement by Seller or the consummation by Seller of the transactions contemplated hereby.

          (c)   Seller is the Chief Technology Officer and an executive officer of Bally and is familiar with the business and financial condition of Bally. Seller is satisfied by reason of his own knowledge and investigation, and not in reliance on any express or implied representation of Bally or any of its other directors, officers, agents or affiliates, as to the sale of the Shares at the Purchase Price. Seller acknowledges that he has access to and has received sufficient information regarding Bally to evaluate fully the merits of his decision to sell the Shares to Bally, including having the opportunity to ask any questions and receive answers about Bally's operations, results of operations, financial condition and prospects and such other information as Seller deems appropriate. Seller has carefully read this Agreement, has had an opportunity to consult with his attorney and financial advisors in connection with the execution thereof and fully understands the Agreement's final and binding effect.

          (d)   Seller has such knowledge and experience in financial affairs that Seller is capable of evaluating the merits and risks of a sale of the Shares.

        5.    Representations and Covenants of Bally.

          (a)   The execution, delivery and performance by Bally of this Agreement and the consummation by Bally of the transaction contemplated hereby are within its powers and have been duly authorized by all necessary corporate action on the part of Bally, and have been approved by Bally's board of directors. This Agreement has been duly and validly executed and delivered by Bally and constitutes a legal, valid and binding agreement of Bally, enforceable against Bally in accordance with its terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors' rights generally and (ii) as the remedy of specific performance and other forms of injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (b)   Bally acknowledges that the Shares have not been registered with the Securities and Exchange Commission.

          (c)   Bally agrees to use commercially reasonable efforts to provide Buyer with advance notice, to the extent reasonably practicable, of any upcoming open trading period prior to the Closing Date.

          (d)   Bally has knowledge and experience in financial matters, including the value of its stock and Bally is capable of evaluating the merits and risks of acquiring the Shares.

        6.    Conditions to Closing.    The obligation of Bally to consummate the transaction contemplated herein shall be subject to satisfaction or waiver by Bally of the following conditions:

          (a)   there has not been an open trading period, where executive officers of Bally are not subject to a blackout period, of at least three business days prior to the Closing Date;

          (b)   Seller remains employed as an executive officer of Bally; and

          (c)   Bally is able to repurchase the Shares without violating any applicable law, rule or regulation.

        7.    Access to Information; Waiver.

          (a)   Seller acknowledges that he is the Chief Technology Officer and an executive officer of Bally and as such that he has had access to material, non-public information regarding Bally and its condition (financial and otherwise), results of operations, businesses, properties, plans and prospects (collectively, "Information"). Seller also acknowledges that (i) since his temporary leave of absence from Bally that Bally may have additional material, non-public Information regarding Bally (the "Additional Information"); (ii) he and his financial and legal advisors have been offered access to the Information and the Additional Information, and he and they have reviewed such Information and Additional Information as he and they deem appropriate, and he and they know that the Information and the Additional Information might be material to his decision to sell the Shares or might otherwise be materially adverse to his interests.

          (b)   SELLER HEREBY WAIVES AND RELEASES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL CLAIMS AND CAUSES OF ACTION HE HAS OR MAY HAVE AGAINST BALLY, ITS OFFICERS, DIRECTORS, AFFILIATES AND ADVISORS, DIRECTLY OR INDIRECTLY BASED UPON, RELATING TO OR ARISING OUT OF THE SALE OF SHARES PURSUANT TO THIS AGREEMENT, INCLUDING ANY CLAIM OR CAUSE OF ACTION BASED UPON, RELATING TO OR ARISING OUT OF NONDISCLOSURE OF THE INFORMATION OR THE ADDITIONAL INFORMATION.

        8.    Further Assurances.    Upon request, Seller agrees to execute and deliver any additional documents reasonably deemed by Bally to be necessary or desirable to complete the sale of the Shares contemplated hereunder.

        9.    Governing Law.    All terms of and rights under this Agreement shall be governed by and construed in accordance with the internal law of the State of Nevada, without giving effect to principles of conflicts of law.

        10.    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) If to Bally:	Bally Technologies, Inc. 6601 South Bermuda Road Las Vegas, Nevada 89119
	Telecopy:	(702) 584-7990
	Attention:	Legal Department

With a copy (which does not constitute notice) to:	Gibson, Dunn & Crutcher LLP 333 South Grand Avenue Los Angeles, California 90071-3197
	Telecopy:	(213) 229-7520
	Attention:	Jeffrey A. Le Sage, Esq.
(b) If to Seller:	Robert Luciano
With a copy (which does not constitute notice) to:	Mark Knobel, Esq. Avansino, Melarkey, Knobel, and Mulligan 4795 Caughlin Parkway, Suite 100 Reno, Nevada 80509

        11.    Amendments and Waivers.    This Agreement may be amended, and any provision hereof may be waived, only by a writing signed by the party to be charged.

        12.    Entire Agreement.    This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and supersedes all prior oral and written and all contemporaneous oral discussions, agreements and understandings with respect to such subject matter.

        13.    Counterparts.    This Agreement may be executed by facsimile signature and in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument. This Agreement shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

        14.    Severability.    If any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction or other governmental entity to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the express intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

        15.    Headings.    The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        16.    Successors and Assigns.    Except as otherwise provided herein, this Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, the parties' respective successors, assigns and legal representatives.

        IN WITNESS WHEREOF, this Agreement is entered into as of the date first above written.

SELLER
By:	/s/ ROBERT LUCIANO
BALLY TECHNOLOGIES, INC.
By:	/s/ MARK LERNER
Its:	MARK LERNER, Secretary
9/07/07

Exhibit B

Assignment Separate From Certificate

        FOR VALUE RECEIVED                        hereby sells, assigns and transfers unto                         (                        ) shares of Common Stock of                        , a                         Corporation, standing in the undersigned's name on the books of said corporation [represented by Certificate(s) No.            herewith,] and does hereby irrevocably constitute and appoint                        attorney to transfer the said stock on the books of the said corporation with full power of substitution in the premises.

Dated:                        , 2007

Signature
Signature guaranteed:(1)

(1)
The signature must be guaranteed under the medallion guaranty program by a commercial bank having a corresponding banking relationship with a bank in the U.S., by a member firm of the New York Stock Exchange or the American Stock Exchange, or by a member of the National Association of Securities Dealers.

Exhibit C

Spousal Consent

        I hereby consent to the sale of the Shares as provided by that certain Stock Purchase Agreement (the "Agreement") entered into as of August 27, 2007 by and between Robert Luciano and Bally Technologies, Inc., and agree that the sale of the Shares as provided for in the Agreement shall apply to my community property interest in such securities, if any.

        All capitalized terms not defined herein shall have the definitions set forth in the Agreement.

/s/ TERESA LUCIANO (Signature of Spouse)
Print Name: Teresa Luciano
Dated: August 27, 2007.

Exhibit D

Cross Receipt

CROSS RECEIPT

Between

Robert Luciano

and

Bally Technologies, Inc.

Dated:                        , 2007

        Reference is made to the Stock Purchase Agreement dated as of                        , 2007 (the "Stock Purchase Agreement") between Robert Luciano ("Seller") and Bally Technologies, Inc. ("Buyer").

        Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Stock Purchase Agreement.

  1.
  Buyer hereby acknowledges receipt of the Shares, [as represented by Certificate No.            ] (CUSIIP No.                        ), registered in the name of Robert Luciano.

BALLY TECHNOLOGIES, INC.
By:
Its:
2.
Seller hereby acknowledges receipt from Buyer of $6,000,000 through wire transfer to settle in same day funds, as full and complete payment for the Shares, and in full satisfaction of the obligations of Buyer to Seller to purchase and pay for the Shares under the Stock Purchase Agreement.

By:

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  Exhibit 10.40